Exhibit 99.1

ZipRecruiter, Inc.
2021 Employee Stock Purchase Plan
Sub-Plan for Israeli Participants
1.Special Provisions for Persons who are Israeli Taxpayers
1.1    This Sub-Plan (the “Sub-Plan”) supplements the ZipRecruiter, Inc. 2021 Employee Stock Purchase Plan, as amended from time to time (the “Plan”), in accordance with the Committee’s authority pursuant to Section 3of the Plan.
1.2    The Sub-Plan hereunder applies only to persons who are deemed to be residents of the State of Israel for tax purposes or are otherwise subject to taxation in Israel with respect to participation in the Plan and Sub-Plan, as determined by the Committee.
1.3    The purpose of the Sub-Plan is to establish certain rules and limitations applicable to participation in the Plan from time to time, in compliance with the tax, securities and other applicable laws currently in force in the State of Israel. The Sub-Plan is applicable to participation in the Plan and is intended to comply with and be subject to the ITO and Section 102.
1.4    The Sub-Plan and the Plan shall be read together. Except as otherwise explicitly provided herein, participation in the Plan shall be governed by the terms of the Plan. In any case of contradiction, whether explicit or implied, between the provisions of the Plan and the Sub-Plan, the Sub-Plan shall govern.
2.Definitions
Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions shall apply to the Sub-Plan:
“102 Capital Gains Track” means the tax alternative set forth in Sections 102(b)(2) and 102(b)(3) of the ITO pursuant to which income resulting from the sale of Shares is generally taxed as a capital gain.
“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.
“102 Ordinary Income Track” means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Shares is taxed as ordinary income.
“102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.
“102 Trustee Grant” means Shares issued under the Plan in accordance with the Sub-Plan and Section 102(b) of the ITO, and subject to a trust with a Trustee for the benefit of the Eligible 102 Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

“Affiliate” for the purpose of grants made under this Sub-Plan, means any Affiliate (as such term is defined in the Plan) that is an “employing company” within the meaning of Section 102(a) of the ITO.
“Controlling Shareholder” as defined under Section 32(9) of the ITO, means an individual who prior to issuance of Shares or as a result of the issuance of any Shares, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) at least (i) 10% of the outstanding shares of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the “profits” of the Company (as defined in the ITO), or (v) the right to appoint a director of the Company.
“Deposit Requirements” shall mean with respect a 102 Trustee Grant, the requirement to deposit Shares with the Trustee, in accordance with Section 102, in order to qualify as a 102 Trustee Grant.
“Election” means the Company’s (or its Affiliate’s) choice of the type of 102 Trustee Grants it shall make under the Sub-Plan, (as between capital gains track or ordinary income track) as filed with the ITA.
“Eligible 102 Participant” means an eligible employee or an individual who is serving as a director (as defined in the ITO) or an office holder (as defined in the ITO) of the Company or an Affiliate, who is not a Controlling Shareholder.
“ITA” means the Israeli Tax Authority.
“ITO” means the Israeli Income Tax Ordinance (New Version), 1961, and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.
“Non-Trustee Grant” means Shares issued under the Plan in accordance with the Sub-Plan to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.
“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Shares issued by the Company must be held by the Trustee for the benefit of the person to whom it was granted. As of the effective date of this Sub-Plan, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the Purchase Date.
“Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees), 2003.
“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132), 2002, effective as of January 1, 2003 and the Law Amending the Income Tax Ordinance (Number 147), 2005.
“Shares” means shares of Common Stock (as such term is defined by the Plan).
“Trustee” means a person or entity designated by the Committee to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3.Types of Grants and Section 102 Election
3.1    Shares issued under the Plan pursuant to Section 102, shall be issued pursuant to either: (a) Section 102(b)(2) and 102(b)(3) of the ITO as 102 Capital Gains Track Grants, or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants. The Company’s (or its Affiliate’s) Election regarding the type of 102 Trustee Grant it chooses to make shall be filed with the ITA. Once the Company (or its Affiliate) has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the lapse of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company (or its Affiliate) from granting Non-Trustee Grants to Eligible 102 Participants at any time.
3.2    Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Sub-Plan. Employees who are not Eligible 102 Participants may not participate in the Sub-Plan.
3.3    No 102 Trustee Grants may be made effective pursuant to the Sub-Plan until 30 days after the requisite filings required by the ITO and the Rules have been made with the ITA. This Sub-Plan and the issuance of qualifying Section 102 Grants is contingent upon the approval of the ITA, and subject to the terms and conditions of such approval, if and when obtained.
3.4    The enrollment documents evidencing participation in the Plan and Sub-Plan shall indicate whether the Shares purchased under the Sub-Plan and the Sub-Plan are a 102 Trustee Grant or a Non-Trustee Grant; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.
4.    Sub-Plan and Conditions of 102 Trustee Grants
4.1    Each 102 Trustee Grant shall be deemed granted for the purposes of the ITO on the date of actual purchase of the Shares under the Plan and the Sub-Plan. With effect as of such date: (i) the Company (or its Affiliate) shall provide notice thereof to the Trustee and (ii) the Eligible 102 Participant shall sign all documents or provide other confirmation in a form acceptable to the Company (or its Affiliate) and the Trustee required pursuant to this Section 4, including, to the extent required, a separate form of consent to any tax ruling issued by the ITA in connection with participation in the Sub-Plan.
4.2    Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be deposited with a Trustee in compliance with the Deposit Requirements and held in trust by the Trustee for the benefit of the Eligible 102 Participant for the Required Holding Period (or be subject to a supervisory trustee arrangement if approved by the ITA). After termination of the Required Holding Period, the Trustee may release or confirm release of any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release or confirm release of any 102 Trustee Grants prior to the full payment of the Eligible 102 Participant’s tax liabilities.

4.3    Each 102 Trustee Grant shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Sub-Plan, or any enrollment documents that is not consistent therewith. In addition, the withholding of applicable taxes shall be performed before the deduction from Compensation pursuant to the enrollment documents, with respect to 102 Trustee Grants. Any provision of the ITO and any approvals or rulings by the ITA not expressly specified in this Sub-Plan or any document evidencing a grant that are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the trust agreement entered into between the Company and the Trustee (the “Trust Agreement”). For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102 and/or any ruling obtained from the ITA in connection with the Sub-Plan.
4.4    During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee (or a broker) to release or sell Shares and other shares received subsequently following any realization of rights derived from Shares (including stock dividends, if any) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee (or a broker) may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the Shares have been withheld for transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable agreement and any applicable laws. To avoid doubt, such sale or release during the Required Holding Period shall result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant (including tax and mandatory payments otherwise payable by the Company or its or Affiliates, which would not apply absent a sale or release during the Required Holding Period).
4.5    In the event a stock dividend declared and/or additional rights are granted with respect to Shares that are 102 Trustee Grants, such dividend shall also be subject to the provisions of this Section 4 and the Required Holding Period for such dividend shares and/or rights shall be measured from the commencement of the Required Holding Period for the Shares with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant after deduction of taxes and mandatory payments in compliance with applicable withholding requirements.
4.6    Shares shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant (or be subject to a supervisory trustee arrangement if approved by the ITA). If such Shares are issued after the Required Holding Period has elapsed, the Shares issued shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee for the benefit of the Eligible 102 Participant (or be subject to a supervisory trustee arrangement if approved by the ITA), or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan and the Sub-Plan.
4.7    Notwithstanding anything to the contrary in the Plan, it is clarified that 102 Capital Gains Track Grants are subject to the confirmation and approval of the ITA. In addition, any 102 Capital Gains Track Grants are meant to comply in full with the terms and conditions of Section 102 and the requirements of the ITA, and therefore the Plan and the Sub-Plan are to be read such that they comply with the requirements of Section 102. Should any provision in the Plan and/or the Sub-Plan disqualify the Plan and/or the Sub-Plan and/or any 102 Capital Gains Track Grants thereunder from beneficial tax treatment pursuant to the provisions of Section 102, such provision shall not apply to such 102 Capital Gains Track Grants and the underlying Shares unless the ITA provides approval of compliance with Section 102.
5.Assignability
As long as Shares are held by the Trustee on behalf of the Eligible 102 Participant (or otherwise subject to a supervisory trustee arrangement if approved by the ITA), all rights of the Eligible 102 Participant over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.
6.Tax Consequences
6.1    Any tax consequences arising from participation in the Sub-Plan and/or the purchase of Shares thereunder, or from any other event or act (of the Company and/or its Affiliates, and/or the Trustee and/or the Eligible 102 Participant), hereunder (including without any limitation any taxes and compulsory payments, such as National Insurance Institute and health tax payments), shall be borne solely by the Eligible 102 Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Eligible 102 Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible 102 Participant.
6.2    The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Shares issued under the Plan or the sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter payable to an Eligible 102 Participant, including to the maximum extent permitted under law, and/or (ii) requiring an Eligible 102 Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares, and/or (iii) withholding otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld; and/or (iv) causing the exercise and sale of any awards or Shares held by on behalf of the Participant or selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to the Participant’s authorization as expressed by acceptance of the award under the terms herein), to the extent permitted by applicable law or pursuant to the approval of the ITA. In addition, the Participant shall be required to pay any amount (including penalties) that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.
6.3    The Company does not represent or undertake that a grant under the Plan shall qualify for or comply with the requisites of any particular tax treatment (such as the 102 Capital Gains Track), nor shall the Company, its assignees or successors be required to take any action for the qualification of any grant under such tax treatment. The Company shall have no liability of any kind or nature in the event that, as a result of applicable law, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, a grant shall be deemed to not qualify for any particular tax treatment.
6.4    With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company and/or its Affiliate, all in accordance with the provisions of Section 102 of the ITO and the Rules.
6.5    The Company and/or the Trustee shall not be required to release any Share certificate to a Participant until all required payments have been fully made. In the event that the Company or its Affiliate, or the Trustee, as applicable, is uncertain as to the sum of the full tax payment due or which is subject to withholding, the Company or the Trustee, as applicable, may refuse to release the Shares until such time as the ITA verifies the sum of the full tax payment which is due, and the Participant shall not have any claims in connection with such refusal.
7.Securities Laws
Participation in the Sub-Plan shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

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